                                                                EXHIBIT 10.5

BUSINESS Wisconsin Bankers Association 1995                     Page 1 of 6
ACCT: 455 NOTE: 27247                     Boxes not checked are inapplicable.

                            REVOLVING CREDIT AGREEMENT
                                  (Business Loans)

                             THE CHROMALINE CORPORATION
                                 (Name of Customer)

The above named customer ("Customer", whether one or more) agrees with M&I BANK ("Lender") as follows:

1. REVOLVING LOANS. Customer requests that Lender lend to Customer from time to time such amounts as Customer may request in accordance with this Agreement (the "Loans"), and, subject to the terms of this Agreement, Lender agrees to lend such amounts up to the aggregate principal amount of $1,250,000.00 at any time outstanding (the "Credit Limit"). Within the Credit Limit, Customer may borrow, repay and reborrow under this Agreement. Lender is not obligated to but may make Loans in excess of the Credit Limit, and in any event Customer is liable for and agrees to pay all Loans.

2. BORROWING BASE. The aggregate amount of all Loans at any time outstanding under this Agreement shall never exceed the lesser of the Credit Limit or the Borrowing Base described on Exhibit A.

3. CONDITIONS FOR LOANS. Lender's obligation to make the initial Loan is subject to satisfaction of the following conditions:

     (a) X Lender shall have received the following security documents and the additional security documents described on Exhibit B, if any (the "Security Documents"), all accompanied by the appropriate financing statements:
                ---------------------------------------------------------------

     --------------------------------------------------------------------------

     (b) Lender shall have received copies:
     X certified by the Secretary of Customer of the articles of incorporation and bylaws of Customer, and resolutions of the Board of Directors authorizing the issuance, execution and delivery of this Agreement and the Security Documents, if any;

        certified by a general partner of Customer of the partnership agreement of Customer, and an authorization signed by all of the general partners of Customer authorizing the issuance, execution and delivery of this Agreement and the Security Documents, if any;

        certified by a member or manager of Customer, as appropriate, of the articles of organization and operating agreement of Customer, and an authorization signed by a member or manager of Customer, as appropriate, authorizing the issuance, execution and delivery of this Agreement and the Security Documents, if any;

and a certification of the names and addresses of the representatives of Customer authorized to sign this Agreement and the Security Documents, if any, and request Loans under this Agreement, together with true signatures of such representatives.

     (c) Lender shall have received an affidavit of sole ownership executed by the sole proprietor.

     (d) Lender shall have received from counsel for Customer a favorable opinion satisfactory to Lender covering the matters described in sections 5(c) and 5(d) or 5(e) as applicable, and 5(h) of this Agreement and such other matters as Lender may reasonably request.

     (e) Lender shall have received a guaranty of payment of the Loans duly executed by
                     ----------------------------------------------------------

     --------------------------------------------------------------------------
                                              on WBA form
     -----------------------------------------           ----------------------

     (f) All proceedings taken by Customer in connection with the Loans, the Security Documents and other documents provided to Lender shall be satisfactory to Lender and Lender shall have received copies of all documents reasonably required by it.

4. LOAN PROCEDURES. Customer may obtain Loans under this Agreement as provided in (a), (b) or (c) below.

(a) X Customer shall give Lender at least ___________ business days' prior notice or TELEPHONIC NOTICE FOLLOWED BY NEXT BUSINESS DAY WRITTEN CONFIRMATION of any Loan requested under this Agreement, specifying the date and amount of the Loan. Lender will make the Loan available to Customer X by crediting the amount of the Loan to Customer's account (acct. no. 1002280) with lender or

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Each Loan which is less than the full amount available to Customer under this Agreement shall be in an amount not less than $ 1000.00.

(b) Lender will credit Customer's account (acct. no,__________) with Lender whenever the ledger balance in the account is less than $_________ on any banking day (the "Target Amount"), far whatever reason. The Loan will be in an amount within the Credit Limit and Borrowing Base sufficient to increase the balance to the Target Amount. Lender may decline to make any Loan and may refuse to pay any check drawn on the account if the amount available to Customer under this Agreement would not be sufficient to increase the balance in the account to the Target Amount.

(c)
     --------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     Lender's obligation to make each Loan (including the initial Loan) is subject to the further condition that Lender shall have received a certificate signed by Customer, dated the date of the Loan request and stating that the representations and warranties in section 5 are true and correct as of the date of the request and that no event of default has occurred and is continuing or would result from such Loan.

5.  REPRESENTATIONS.   Customer represents and warrants to Lender that on the
date of each Loan:

(a) No part of any Loan will be used for personal, family, household or agricultural purposes.

(b) Customer will not use any part of the proceeds of Loans to purchase any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(c) The execution and delivery of this Agreement and the Security Documents, and the performance by Customer of its obligations under this Agreement and the Security Documents, are within its power, have been duly authorized by proper action on the part of Customer, are not in violation of any existing law, rule or regulation, any order or decision of any court, the articles of incorporation, bylaws, articles of organization, operation agreement, partnership agreement or other governing documents of Customer, as applicable, or the terms of any agreement or restriction to which Customer is a party or by which it is bound, and do not require the approval or consent of any person or entity. This Agreement and the Security Documents, when executed and delivered, will constitute the valid and binding obligations of Customer enforceable in accordance with !heir terms.

(d) Customer is a corporation validly existing and in good standing under the laws of the State of MINNESOTA and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or its ownership of properties requires such qualification.

(e) Customer is a ______________ (general or limited) partnership legally organized and validly existing under the laws of the State of:________________.

(f) Customer is a limited liability company validly existing and in good standing under the laws of the State of _______________ and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or its ownership of property requires such qualification.

(g) All financial statements of Customer furnished to Lender were prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods involved and are correct and complete as of their dates.

(h) (i) There is no substance which has been, is or will be present, used, stored, deposited, treated, recycled or disposed of on, under, in or about any real estate now or at any time owned or occupied by Customer ("Property") during the period of Customer's ownership or use of the Property in a form, quantity or manner which if known to be present on, under, in or about the Property would require clean-up, removal or some other remedial action ("Hazardous Substance") under any federal, state or local laws, regulations, ordinances, codes or rules ("Environmental Laws"); (ii) Customer has no knowledge, after due inquiry, of any prior use or existence of any Hazardous Substance on the Property by any prior owner of or person using the Property; (iii) without limiting the generality of the foregoing, Customer has no knowledge, after due inquiry, that the Property contains asbestos, polychlorinated biphenyl (PCBs) or underground storage tanks; (iv) there are no conditions existing currently or likely to exist during the term of this Agreement which would subject Customer to any damages, penalties, injunctive relief or clean-up costs in any governmental or regulatory action or third-party claim relating to any Hazardous Substance; (v) Customer is not subject to any court or administrative proceeding, judgment, decree, order or citation relating to any Hazardous Substance; and (vi) Customer in the past has been, at the present is, and in the future will remain in compliance with all Environmental Laws. Customer shall indemnify and hold harmless Lender, its directors, officers, employees and agents from all loss, cost (including reasonable attorneys' fees and legal expenses), liability and damage whatsoever directly or indirectly resulting from, arising out of, or based upon (1) the presence, use, storage, deposit, treatment, recycling or disposal, at any time, of any Hazardous Substance described above on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, (2) the violation or alleged violation of any Environmental Law, permit, judgment or license relating to the presence, use, storage, deposit, treatment, recycling or disposal of any Hazardous Substance on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, (3) the imposition of any governmental lien for the recovery of environmental cleanup costs expended under any Environmental Law, or (4) breach of this representation or warranty. Customer shall immediately notify Lender in writing of any governmental or regulatory action or third-party claim instituted or threatened in connection with any Hazardous Substance on, in, under or about the Property.

(i) There is no litigation or administrative proceeding pending or, to the knowledge of Customer, threatened against Customer which might result in any material adverse change in the business or condition of Customer.
Credit Agreement Cent.                                   ACCT:455 NOTE: 27247

6. FEES. Customer agrees to pay the following nonrefundable fees as a condition of access to credit under this Agreement:

(a)    Commitment fee in the amount of $_____________.

(b) Commitment fee in an amount equal to ______% per year of the average daily unused portion of the Credit Limit from the date of this Agreement until the Termination Date specified in section 15, payable at the times
     interest is payable under section 9  on the              day of each

(c)
   ----------------------------------------------------------------------------

7. CAPITAL ADEQUACY. If Lender shall determine that any existing or future law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy (whether or not having the force of law) increases or would increase, from that required on the date of !his Agreement, the amount of capital required or expected to be maintained by the Lender, or any corporation controlling Lender, and if such increase is based upon the existence of Lender's obligations under this Agreement and other commitments of this type, then from time to time, within ten days after demand from Lender, the Customer shall pay to Lender such amount or amounts as will compensate Lender for expenses or costs required to meet such increased capital requirement. For purposes of calculating the amount of compensation required, Lender, or any corporation controlling Lender, may conclusively be deemed to have maintained the minimum amount of capital required on the date of this Agreement, and may base such compensation on the assumption that Lender (or such corporation) will need to increase its capital from such minimum amount to the new required amount. The determination of any amount to be paid by Customer under this section shall take into consideration policies of Lender, or any corporation controlling Lender, with respect to capital adequacy and shall be based upon any reasonable method of attribution. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender as specified in this section shall be delivered to Customer and shall be conclusive absent manifest error.

8. INTEREST RATE AND OTHER CHARGES. Customer agrees to pay interest to Lender on the unpaid principal balance outstanding from time to time under this Agreement [Check (a) or (b); only one shall apply.]:

(a)    At the rate of______________% per year.

(b) X At a rate per year equal to 2.25 percentage points over the 30 DAY LIBOR ("Index Rate"). The Index Rate may or may not be the lowest rate charged by Lender. Any change in the interest rate resulting from a change in the Index Rate shall become effective without notice to Customer as of the day on which such change in the Index Rate becomes effective. A change in the interest rate will apply both to the outstanding principal balance and to new Loans. If the Index Rate ceases to be made available to Lender during the term of this Agreement, Lender may substitute a comparable index. INITIAL NOTE RATE IS 8.188%

Interest under (a) or (b) is computed on the basis of the actual number of days the principal balance s unpaid based upon a year of 360 days, 365 days. If any payment (other than the final payment) is not made on or before the *** day after its due date, Lender may collect a delinquency charge of ***% of the unpaid amount. Unpaid principal and interest bear interest after maturity (whether by acceleration or lapse time) until paid at the rate which would otherwise be applicable plus 4 percentage points of___% per year, computed on the same basis.

9. PAYMENT SCHEDULE. Customer agrees to pay to Lender the unpaid principal balance and interest as follows: [Check (a), (b), (c) or (d); only one shall apply.]

(a)    In one payment on the Termination Date specified in section 15.

(b) X In payments of interest, beginning 05/31/1999, and on the same day of each CONSECUTIVE month thereafter, plus a final payment of unpaid principal and interest due on the Termination Date specified in section 15.

(c) In installments each equal to _________% of the unpaid principal balance, plus interest, beginning ___________ and on the same day of each ______ month thereafter, plus a final payment of unpaid principal and interest due on the Termination Date specified in section 15.

(d)
   ----------------------------------------------------------------------------

In addition, Customer shall immediately pay any amount by which the Loans exceed the Credit Limit or the Borrowing Base established under section 2, if any, and any prior unpaid payments. Lender is authorized to automatically charge payments due under this Agreement to any account of Customer with Lender. if payments are not automatically charged to Customer's account, payments must be made to the Lender at its address shown above and are not credited until received in Lender's office. Lender is authorized to make book entries evidencing Loans and payments under this Agreement and the aggregate unpaid amount of all Loans as evidenced by those entries is presumptive evidence that those amounts are outstanding and unpaid to Lender.

***  See late charge clause on page 6

10. COVENANTS. Customer shall, so long as any amounts remain unpaid, or Lender has any commitment to make Loans under this Agreement:

(a) Furnish to Lender, as soon as available, such financial information respecting Customer as Lender from time to time requests, and without request furnish to Lender:

(i) Within 120 days after the end of each fiscal year of Customer a balance sheet of Customer as of the close of such fiscal year and related statements of income and retained earnings and cash flow for such year all in reasonable detail and satisfactory in scope to Lender, prepared in accordance with generally accepted principles of accounting applied on a consistent basis,
certified by   an independent certified public accountant acceptable to Lender the chief financial representative of Customer, and

(ii) Within 30 days after the end of each THIRD month a balance sheet of Customer as of the end of such month and related statements of income and retained earnings and cash flow for the period from the beginning of the fiscal year to the end of such month, prepared in accordance with generally accepted principles of accounting applied on a consistent basis, certified, subject to normal year-end adjustments, by an officer or partner of Customer.

(b) Keep complete and accurate books of records and accounts and permit any representatives of Lender to examine and copy any of the books and to visit and inspect any of Customer's tangible or intangible properties as often as desired.

(c) Maintain insurance coverage in the forms (together with any lender's loss payee clause requested by Lender), amounts and with companies which would be carried by prudent management in connection with businesses engaged in similar activities in similar geographic areas. Without limiting this section or the requirements of any Security Document, Customer will [i] keep all its physical property insured against fire and extended coverage risks in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, [ii] maintain all such workers' compensation and similar insurance as may be required by law and [iii] maintain, in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of Customer, business interruption insurance and product liability insurance.

(d) Pay and discharge all lawful taxes, assessments and governmental charges upon Customer or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate process by Customer.

(e) Do all things necessary to maintain its existence, to preserve and keep in full force and effect its rights and franchises necessary to continue its business and comply with all applicable laws, regulations and ordinances.

(f) Timely perform and observe the following financial covenants, all calculated in accordance with generally accepted principles of accounting applied on a consistent basis:

     (i) Maintain at all times an excess of current assets over current liabilities of not less than $________________________________
     (ii) Maintain at all times a tangible net worth of not less than $_____________________________________________________________
     (iii) Not make any expenditures for fixed or capital assets which would cause the aggregate of all such expenditures to exceed $_____________ during any fiscal year.
     (iv) Maintain at all times a ratio of current assets to current liabilities of not less than _________________________ to one.
     (v) Maintain at all times a ratio of total liabilities to tangible net worth of not greater than ___________________ to one.
     (vi)
               ----------------------------------------------------------------

(g) Furnish to Lender the Borrowing Base Certificates required under Exhibit A, if any.

(h) Not create or permit to exist any lien or encumbrance with respect to Customer's properties, except liens in favor of Lender, liens for taxes if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, liens or encumbrances permitted under any Security Document and

(if left blank, to other permitted liens or encumbrances)

(i) Not take any action or permit any event to occur which materially impairs Customer's ability to make payments under this Agreement when due. Such events include, without limitation, the fact that Customer, Customer's spouse or any surety for Customer's obligations under this Agreement ceases to exist, dies, changes marital status or domicile or becomes insolvent or the subject of bankruptcy or insolvency proceedings.

(j)  Timely perform all duties and responsibilities imposed on Customer under
Section 5(h).

(k) Unless otherwise consented to in writing by Lender, timely perform and observe all additional covenants described on Exhibit C.

11. SECURITY INTEREST. This Agreement is secured by all existing and future security agreements, assignments and mortgages from Customer to Lender, from any guarantor of this Agreement to Lender, and from any other person to Lender providing collateral security for Customer's obligations, and payment of the Loans may be accelerated according to any of them. However, if Customer is a
natural person, and unless checked here   Lender disclaims as security for this
Agreement any existing or future first lien mortgage or equivalent security interest Lender may have on a 1-4 family dwelling used as Customer's principal place of residence. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Customer also grants to Lender a security interest and lien in any deposit account Customer may at any time have with Lender. Lender may at any time after the occurrence of an event of default set-off any amount unpaid under this Agreement against any deposit balances or other money now or hereafter owed to Customer by Lender.

12. DEFAULT AND ACCELERATION. Upon the occurrence of any one or more of the following events of default: (a) Customer fails to pay any amount when due under this Agreement or under any other instrument evidencing any indebtedness of Customer, (b) any representation or warranty made under this Agreement or information provided by Customer in connection with this Agreement is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Customer's financial condition, (d) Customer fails to timely observe or perform any of the covenants or duties contained in this Agreement, (a) any guaranty of Customer's obligations under this Agreement is revoked or becomes unenforceable far any reason or any such guarantor dies or ceases to exist, or
(f) an event of default occurs under any Security Document;

then, at Lender's option, and upon written or verbal notice to Customer, Lender's obligation to make Loans under this Agreement shall terminate and the total unpaid balance shall become immediately due and payable without presentment, demand, protest, or further notice of any kind. all of which are hereby expressly waived by Customer. Lender's obligation to make loans under this Agreement shall automatically terminate and the total unpaid balance shall automatically become due and payable in the event Customer becomes the subject of bankruptcy or other insolvency proceedings. Lender may waive any default without waiving any other subsequent or prior default. Customer agrees to pay Lender's costs of administration of this Agreement. Customer also agrees to pay all costs of collection before and after judgment, including reasonable attorneys' fees (including those incurred in successful defense or settlement of any counterclaim brought by Customer or incident to any action or proceeding involving Customer brought pursuant to the United States Bankruptcy Code).

13. INDEMNIFICATION. Customer agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees and agents, from and against any and all loss, cost, expense, damage or liability (including reasonable attorneys' fees) incurred in connection with any claim, counterclaim or proceeding brought as a result of, arising out of or relating to any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Loan or the entering into and performance of this Agreement or any document or instrument relating to this Agreement by Lender or the activities of Customer. This indemnity will survive termination of this Agreement, the repayment of all Loans and the discharge and release of any Security Documents.

14. VENUE. To the extent not prohibited by law, venue for any legal proceeding relating to enforcement of this Agreement shall be, at Lender's option, the county in which Lender has its principal office in this state, the county in which Customer resides, or the county in which this agreement was executed by Customer.

15. TERMINATION. Unless sooner terminated under section 12, Customer's right to obtain Loans and lender's obligation to extend credit under this Agreement shall terminate on April 30, 2000 (the "Termination Date"). Customer may terminate Customer's right to obtain Loans under this Agreement at any time and for any reason by written notice to the lender. Such notice of termination signed by a Customer shall be binding on each Customer who signs this Agreement. Termination, for whatever reason, does not affect Lender's rights, powers and privileges, nor Customer's duties and liabilities, with regard to the then existing balance under this Agreement.

16. AMENDMENT. No amendment, modification, termination or waiver of any provision of this Agreement shall in any event be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purposes for which given.

17. ENTIRE AGREEMENT. This Agreement, including the Exhibits attached or referring to it, and the Security Documents, are intended by Customer and Lender as a final expression of their Agreement and as a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of this Agreement except as set forth in this Agreement and the Security Documents.

18. NO WAIVER; REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of the right or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

19. MORE THAN ONE CUSTOMER. If more than one person signs this Agreement as Customer, Lender may at its option and without notice refuse any request for a Loan upon notice from any of the undersigned. Any of the undersigned Customers may request Loans under this Agreement. Each of the undersigned Customers is jointly and severally liable for all Loans and other obligations under this Agreement.

20. NOTICE. Except as otherwise provided in this Agreement, all notices required or provided for under this Agreement shall be in writing and mailed, sent or delivered, if to Customer, at any Customer's last known address as shown on the records of Lender, and if to Lender, at its address shown below, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices shall be deemed duly given when delivered by hand or courier, or three business days after being deposited in the mail (including any private mail service), postage prepaid, provided that notice to Lender pursuant to section 15 shall not be effective until received by Lender.

21. ADDRESS. Customer's address is shown below. Customer shall immediately notify Lender in writing of any change of address.

22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Customer and their respective heirs, personal representative, successors and assigns except that Customer may not assign or transfer any of Customer's rights under this Agreement without the prior written consent of Lender.

23. INTERPRETATION. The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. Invalidity of any provision of this Agreement shall not effect the validity of any other provisions of this Agreement.

24. OTHER PROVISIONS. (If none stated, there are no other provisions.)

Dated as of April 30, 1999

M&I BANK             (SEAL)           THE CHROMALINE CORPORATION      (SEAL)
---------------------                 --------------------------------
(Name of Lender)                      (Name of Customer)

By  Todd Fedora                       JEFFERY A. LAABS
  ------------------------------      --------------------------------
VICE PRESIDENT                        (SEC/TREAS)
--------------------------------      --------------------------------
1425 TOWER AVENUE                     4832 GRAND AVE
--------------------------------      --------------------------------
SUPERIOR, WI 54880                    DULUTH MN 55807
--------------------------------      --------------------------------
(Address)                             (Address)

LATE CHARGE
If any payment is not paid on or before the 20th day after it is due, late payment charge of 2/10 of 1% of the note on the 20th day will be charged, but in no event shall such charge be less than $1. Any payment received after the 20th day after its due date shall be applied first to the late charge, then to interest, and the remainder, if any, to the outstanding principal balance of the note.

ACCOUNT NUMBER:     455
NOTE NUMBER:        27247
         JN

                                     EXHIBIT B
                                         TO
                       REVOLVING CREDIT AGREEMENT (WBA 448R)
                                DATED APRIL 30, 1999
                         SECURITY DOCUMENTS (SECTION 3 (a))

    General Business Security Agreement.

 X   Selective Business Security Agreement covering INVENTORY AND ACCOUNTS
RECEIVABLE

    Chattel Security Agreement covering________________________________________
_______________________________________________________________________________

    Collateral Pledge Agreement together with

       Certificates representing ___________ shares of the voting common stock of_______________________________ endorsed in blank or accompanied by signed stock powers.

        Other (specify)________________________________________________________

    Agreement to Deliver_______________________________________________________
_______________________________________________________________________________

    Mortgage an real estate located at_________________________________________
_______________________________________________________________________________

    Real Estate Security Agreement on real estate located at___________________
_______________________________________________________________________________

    Fixtures Disclaimer(s) by__________________________________________________
_______________________________________________________________________________

   Assignment of life insurance policy in the amount of $________ on life of ______________________________ by___________________________________________

   MVD-1 forms covering_________________________________ accompanied by appropriate title certificates.

   Debt Subordination Agreement by_____________________________________________
_______________________________________________________________________________

   Real Estate Mortgage Subordination Agreement by_____________________________
_______________________________________________________________________________

V  Security Interest Subordination Agreement by________________________________
_______________________________________________________________________________

   Other (specify):____________________________________________________________
_______________________________________________________________________________

APPROVED

For Lender by       Todd Fedora         VICE PRESIDENT

For Customer by     JEFFERY A. LAABS    SEC/TREAS